EXHIBIT 99.1

Camden Property Trust Announces
Third Quarter 2008 Operating Results

HOUSTON--(BUSINESS WIRE)--October 30, 2008--Camden Property Trust (NYSE:CPT) announced that its funds from operations (“FFO”) for the third quarter of 2008 totaled $0.89 per diluted share or $52.3 million, as compared to $0.91 per diluted share or $56.3 million for the same period in 2007. FFO for the nine months ended September 30, 2008 totaled $2.72 per diluted share or $159.5 million, as compared to $2.71 per diluted share or $170.0 million for the same period in 2007. FFO for the three months ended September 30, 2008 included a $0.04 per diluted share impact from gains on the repurchase of unsecured senior notes, and a $0.02 per diluted share charge for property insurance costs related to Hurricane Ike. (See press release dated September 15, 2008 – “Camden Property Trust Provides Hurricane Ike Update” for additional details). FFO for the nine months ended September 30, 2008 included an $0.08 per diluted share impact from gains on the repurchase of unsecured senior notes, and a $0.02 per diluted share charge for property insurance costs related to Hurricane Ike.

Net Income (“EPS”)

The Company reported net income (“EPS”) of $73.7 million or $1.32 per diluted share for the third quarter of 2008, as compared to $11.9 million or $0.20 per diluted share for the same period in 2007. EPS for the three months ended September 30, 2008 included a $1.20 per diluted share impact from gain on sale of properties including discontinued operations, a $0.04 per diluted share impact from gains on the repurchase of unsecured senior notes, and a $0.02 per diluted share charge for property insurance costs related to Hurricane Ike.

For the nine months ended September 30, 2008, net income totaled $105.9 million or $1.89 per diluted share, as compared to $67.5 million or $1.13 per diluted share for the same period in 2007. EPS for the nine months ended September 30, 2008 included a $1.49 per diluted share impact from gain on sale of properties including discontinued operations, an $0.08 per diluted share impact from gains on the repurchase of unsecured senior notes, and a $0.02 per diluted share charge for property insurance costs related to Hurricane Ike. EPS for the nine months ended September 30, 2007 included a $0.45 per diluted share impact from gain on sale of discontinued operations, net of minority interest.

A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 41,011 apartment homes included in consolidated same-property results, third quarter 2008 same-property net operating income (“NOI”) declined 0.3% compared to the third quarter of 2007, with revenues increasing 1.9% and expenses increasing 5.6%. On a sequential basis, third quarter 2008 same-property NOI declined 3.9% compared to the second quarter of 2008, with revenues increasing 1.0% and expenses increasing 9.5% compared to the prior quarter. On a year-to-date basis, 2008 same-property NOI increased 0.5%, with revenue growth of 1.6% and expense growth of 3.4% compared to the same period in 2007. Same-property physical occupancy levels for the portfolio averaged 94.9% during the third quarter of 2008, compared to 94.6% in the third quarter of 2007 and 94.6% in the second quarter of 2008.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2007, excluding properties held for sale and communities under redevelopment. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

During the third quarter, lease-up was completed at Camden City Centre in Houston, TX, a $51.6 million project that is currently 93% leased. As of September 30, 2008, Camden had four wholly-owned apartment communities which were completed and in lease-up: Camden Royal Oaks in Houston, TX, a $21.0 million project that is currently 95% leased; Camden Potomac Yard in Arlington, VA, a $104.4 million project that is currently 74% leased; Camden Summerfield in Landover, MD, a $62.4 million project that is currently 73% leased; and Camden Orange Court in Orlando, FL, a $45.4 million project that is currently 57% leased. The Company also had two joint venture communities which were completed and in lease-up: Camden College Park in College Park, MD, a $125.4 million joint venture project that is currently 61% leased; and Camden Main & Jamboree in Irvine, CA, a $110.8 million joint venture project that is currently 81% leased.

The Company has three additional communities currently under construction and in lease-up: Camden Dulles Station in Oak Hill, VA, a $77.0 million project that is currently 42% leased; Camden Cedar Hills in Austin, TX, a $27.0 million project that is currently 71% leased; Camden Whispering Oaks in Houston, TX, a $30.0 million project that is currently 61% leased.

Construction began during the third quarter on Camden Travis Street, a $39 million fully-consolidated joint venture development community for which Camden retains a 25% ownership. Camden’s current joint venture development pipeline includes three additional communities which are under construction but have not yet begun leasing. These projects comprise 807 apartment homes with a total budgeted cost of $121.8 million. The Company also has one pre-development joint venture community planned with 319 apartment homes at a total estimated cost of $40.0 million.

Camden’s future development pipeline currently consists of 17 potential developments comprising 5,602 apartment homes and a total estimated cost of $1.45 billion. The future pipeline represents projects in the early phase of development, for which Camden owns the land but has not yet begun construction.

Disposition Activity

During the quarter, the Company disposed of Camden Lakeview, a 476-home apartment community in Irving, TX; Camden Woodview, a 283-home apartment community in Austin, TX; Camden Briar Oaks, a 430-home apartment community in Austin, TX; Camden Arbors, a 358-home apartment community in Westminster, CO; and Camden Place, a 442-home apartment community in Mesquite, TX. The five communities were sold for a total of $115.6 million, resulting in a gain on sale of $65.6 million.

The Company also sold Camden South Congress, a 253-home apartment community in Austin, TX, to the Camden Multifamily Value Add Fund during the quarter. The sales price for the community was $44.2 million, resulting in a gain of approximately $1.8 million on the sale.

Land Held for Sale

At September 30, 2008, the Company had 4.6 acres of undeveloped land in Boca Raton, FL and Dallas, TX classified as held for sale.

Debt & Equity Repurchases

During the third quarter, Camden repurchased and retired $25.5 million of senior unsecured notes, resulting in a $2.4 million gain on early retirement of debt. During the nine months ended September 30, 2008, the Company repurchased and retired a total of $53.3 million of senior unsecured notes, resulting in a $4.7 million gain on early retirement of debt.

No common shares were repurchased during the third quarter of 2008. During the nine months ended September 30, 2008, Camden repurchased 690,400 common shares for a total of $30.0 million. The Company has completed a total of $230.1 million of common share repurchases since January 1, 2007.

Earnings Guidance

Camden’s earnings guidance for 2008 is based on its current and expected views of the apartment market and general economic conditions. Full-year 2008 FFO is expected to be $3.57 to $3.61 per diluted share, and full-year 2008 EPS is expected to be $1.95 to $1.99 per diluted share. The Company’s revised 2008 earnings guidance is based on projections of same-property revenue growth of 1.4% to 1.8%, expense growth of 4.8% to 5.2%, and NOI growth of (0.2)% to (0.6)%. Fourth quarter 2008 earnings guidance is $0.85 to $0.89 per diluted share for FFO and $0.06 to $0.10 per diluted share for EPS. Guidance for EPS excludes potential future gains on the sale of properties. Camden intends to update its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Friday, October 31, 2008 at 10:00 a.m. Central Time to review its third quarter 2008 results and discuss its outlook for future performance. To participate in the call, please dial (800) 860-2442 (domestic) or (412) 858-4600 (international) by 9:50 a.m. Central Time and request the Camden Property Trust Third Quarter 2008 Earnings Call, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 179 properties containing 62,421 apartment homes across the United States. Upon completion of seven properties under development, the Company’s portfolio will increase to 64,329 apartment homes in 186 properties. Camden was recently named to FORTUNE® Magazine’s list of the “100 Best Companies to Work For.”

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2008	2007	2008	2007
Property revenues
Rental revenues	$140,062	$133,921	$413,070	$395,569
Other property revenues	20,524	17,000	56,928	46,793
Total property revenues	160,586	150,921	469,998	442,362

Property expenses
Property operating and maintenance	47,925	42,801	128,080	117,564
Real estate taxes	18,045	16,015	53,434	48,255
Total property expenses	65,970	58,816	181,514	165,819

Non-property income
Fee and asset management income	2,350	1,765	6,893	6,571
Interest and other income	1,234	2,008	3,659	5,380
Income (loss) on deferred compensation plans	(10,550)	1,261	(19,730)	8,402
Total non-property income	(6,966)	5,034	(9,178)	20,353

Other expenses
Property management	5,007	4,448	15,188	13,976
Fee and asset management	1,198	971	4,619	3,402
General and administrative	7,513	8,110	23,887	24,076
Interest	32,838	27,599	98,697	84,403
Depreciation and amortization	44,086	41,444	129,349	118,077
Amortization of deferred financing costs	798	905	2,121	2,712
Expense (benefit) on deferred compensation plans	(10,550)	1,261	(19,730)	8,402
Total other expenses	80,890	84,738	254,131	255,048

Income from continuing operations before gain on sale of properties, gain on early retirement of debt, equity in income of joint ventures, minority interests and income taxes	6,760	12,401	25,175	41,848
Gain on sale of properties, including land	1,823	-	2,929	-
Gain on early retirement of debt	2,440	-	4,738	-
Equity in income (loss) of joint ventures	(261)	(147)	(782)	1,072
Minority interests
Distributions on perpetual preferred units	(1,750)	(1,750)	(5,250)	(5,250)
Income allocated to common units and other minority interests	(1,005)	(1,225)	(3,400)	(3,355)
Income from continuing operations before income taxes	8,007	9,279	23,410	34,315
Income tax expense	(83)	(353)	(516)	(2,574)
Income from continuing operations	7,924	8,926	22,894	31,741
Income from discontinued operations	150	3,145	2,713	9,772
Gain on sale of discontinued operations	65,599	-	80,275	30,976
Income from discontinued operations allocated to common units	-	(219)	-	(5,008)
Net income	$73,673	$11,852	$105,882	$67,481

CONDENSED CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME
Net income	$73,673	$11,852	$105,882	$67,481
Other comprehensive income (loss)
Unrealized loss on cash flow hedging activities	(1,570)	-	(1,402)	-
Gain on postretirement obligations	103	-	103	-
Comprehensive income	$72,206	$11,852	$104,583	$67,481

PER SHARE DATA
Net income - basic	$1.33	$0.20	$1.92	$1.15
Net income - diluted	1.32	0.20	1.89	1.13
Income from continuing operations - basic	0.14	0.15	0.41	0.54
Income from continuing operations - diluted	0.14	0.15	0.41	0.53

Weighted average number of common and common equivalent shares outstanding:
Basic	55,367	58,073	55,228	58,590
Diluted	56,008	58,993	55,889	59,634

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FUNDS FROM OPERATIONS	2008	2007	2008	2007

Net income	$73,673	$11,852	$105,882	$67,481
Real estate depreciation and amortization from continuing operations	43,191	40,515	126,696	115,741
Real estate depreciation from discontinued operations	68	1,005	1,910	4,789
Adjustments for unconsolidated joint ventures	1,889	1,641	5,143	3,952
Income from continuing operations allocated to common units	884	1,051	3,044	2,835
Income from discontinued operations allocated to common units	-	219	-	5,008
(Gain) loss on sale of operating properties, net of taxes	(1,823)	-	(2,929)	1,184
(Gain) on sale of discontinued operations	(65,599)	-	(80,265)	(30,976)
Funds from operations - diluted	$52,283	$56,283	$159,481	$170,014

PER SHARE DATA
Funds from operations - diluted	$0.89	$0.91	$2.72	$2.71
Cash distributions	0.70	0.69	2.10	2.07

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	58,561	61,978	58,572	62,634

PROPERTY DATA
Total operating properties (end of period) (a)	179	187	179	187
Total operating apartment homes in operating properties (end of period) (a)	62,421	64,462	62,421	64,462
Total operating apartment homes (weighted average)	50,877	53,466	51,532	53,329
Total operating apartment homes - excluding discontinued operations (weighted average)	50,231	48,950	49,807	48,274

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2008	2008	2008	2007	2007
ASSETS
Real estate assets, at cost
Land	$745,085	$755,200	$749,664	$730,548	$714,044
Buildings and improvements	4,442,067	4,474,749	4,435,787	4,316,472	4,215,662
	5,187,152	5,229,949	5,185,451	5,047,020	4,929,706
Accumulated depreciation	(952,883)	(935,640)	(907,643)	(868,074)	(827,944)
Net operating real estate assets	4,234,269	4,294,309	4,277,808	4,178,946	4,101,762
Properties under development, including land	323,300	333,419	358,994	446,664	488,620
Investments in joint ventures	15,663	14,773	12,526	8,466	12,243
Properties held for sale, including land	9,495	36,152	23,299	25,253	73,325
Total real estate assets	4,582,727	4,678,653	4,672,627	4,659,329	4,675,950
Accounts receivable - affiliates	36,868	36,556	36,166	35,940	36,171
Notes receivable
Affiliates	58,240	53,849	52,331	50,358	48,172
Other	8,710	8,710	8,710	11,565	11,565
Other assets, net (a)	111,847	117,599	116,010	126,996	129,810
Cash and cash equivalents	29,517	1,242	947	897	1,207
Restricted cash	4,971	4,687	5,325	5,675	5,904
Total assets	$4,832,880	$4,901,296	$4,892,116	$4,890,760	$4,908,779

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,096,285	$2,400,027	$2,351,006	$2,265,319	$2,198,628
Secured	727,235	539,328	559,952	562,776	565,564
Accounts payable and accrued expenses	86,668	77,441	90,779	107,403	110,643
Accrued real estate taxes	40,664	30,664	17,769	24,943	42,151
Other liabilities (b)	124,915	129,471	146,817	136,365	117,317
Distributions payable	42,968	42,965	42,942	42,689	44,180
Total liabilities	3,118,735	3,219,896	3,209,265	3,139,495	3,078,483

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925
Common units	93,816	96,249	97,416	111,624	104,176
Other minority interests	8,438	8,572	8,537	10,403	10,740
Total minority interests	200,179	202,746	203,878	219,952	212,841

Shareholders' equity
Common shares of beneficial interest	660	660	660	654	654
Additional paid-in capital	2,232,436	2,230,119	2,227,256	2,209,631	2,207,333
Distributions in excess of net income	(238,301)	(272,294)	(250,845)	(227,025)	(269,667)
Employee notes receivable	(298)	(302)	(306)	(1,950)	(1,963)
Treasury shares, at cost	(463,108)	(463,574)	(463,574)	(433,874)	(318,902)
Accumulated other comprehensive loss (c)	(17,423)	(15,955)	(34,218)	(16,123)	-
Total shareholders' equity	1,513,966	1,478,654	1,478,973	1,531,313	1,617,455
Total liabilities and shareholders' equity	$4,832,880	$4,901,296	$4,892,116	$4,890,760	$4,908,779

(a) includes:
net deferred charges of:	$11,388	$9,434	$10,287	$10,811	$10,308
value of in place leases of:	-	-	$62	$258	$703

(b) includes:
deferred revenues of:	$2,940	$2,747	$2,575	$2,459	$2,738
above/below market leases of:	-	-	($6)	($13)	$25
distributions in excess of investments in joint ventures of:	$27,977	$26,022	$25,065	$23,653	$20,867
fair value adjustment of derivative instruments:	$17,423	$15,955	$34,218	$16,123	-

(c) Represents the fair value adjustment of the derivative instruments and gain on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS

(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$73,673	$11,852	$105,882	$67,481
Real estate depreciation and amortization from continuing operations	43,191	40,515	126,696	115,741
Real estate depreciation from discontinued operations	68	1,005	1,910	4,789
Adjustments for unconsolidated joint ventures	1,889	1,641	5,143	3,952
Income from continuing operations allocated to common units	884	1,051	3,044	2,835
Income from discontinued operations allocated to common units	-	219	-	5,008
(Gain) loss on sale of operating properties, net of taxes	(1,823)	-	(2,929)	1,184
(Gain) on sale of discontinued operations	(65,599)	-	(80,265)	(30,976)
Funds from operations - diluted	$52,283	$56,283	$159,481	$170,014

Weighted average number of common and common equivalent shares outstanding:
EPS diluted	56,008	58,993	55,889	59,634
FFO diluted	58,561	61,978	58,572	62,634

Net income per common share - diluted	$1.32	$0.20	$1.89	$1.13
FFO per common share - diluted	$0.89	$0.91	$2.72	$2.71

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	4Q08 Range		2008 Range
	Low	High	Low	High

Expected net income per share - diluted	$0.06	$0.10	$1.95	$1.99
Expected difference between EPS and fully diluted FFO shares	(0.01)	(0.01)	(0.09)	(0.09)
Expected real estate depreciation	0.75	0.75	2.94	2.94
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.12	0.12
Expected income allocated to common units	0.02	0.02	0.07	0.07
Expected (gain) on sale of properties and properties held for sale	0.00	0.00	(1.42)	(1.42)
Expected FFO per share - diluted	$0.85	$0.89	$3.57	$3.61

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$73,673	$11,852	$105,882	$67,481
Fee and asset management income	(2,350)	(1,765)	(6,893)	(6,571)
Interest and other income	(1,234)	(2,008)	(3,659)	(5,380)
Income (loss) on deferred compensation plans	10,550	(1,261)	19,730	(8,402)
Property management expense	5,007	4,448	15,188	13,976
Fee and asset management expense	1,198	971	4,619	3,402
General and administrative expense	7,513	8,110	23,887	24,076
Interest expense	32,838	27,599	98,697	84,403
Depreciation and amortization	44,086	41,444	129,349	118,077
Amortization of deferred financing costs	798	905	2,121	2,712
Expense (benefit) on deferred compensation plans	(10,550)	1,261	(19,730)	8,402
(Gain) loss on sale of properties, including land	(1,823)	-	(2,929)	-
Gain on early retirement of debt	(2,440)	-	(4,738)	-
Equity in income (loss) of joint ventures	261	147	782	(1,072)
Distributions on perpetual preferred units	1,750	1,750	5,250	5,250
Income allocated to common units and other minority interests	1,005	1,225	3,400	3,355
Income tax expense	83	353	516	2,574
Income from discontinued operations	(150)	(3,145)	(2,713)	(9,772)
Gain on sale of discontinued operations	(65,599)	-	(80,275)	(30,976)
Income from discontinued operations allocated to common units	-	219	-	5,008
Net Operating Income (NOI)	$94,616	$92,105	$288,484	$276,543

"Same Property" Communities	$76,865	$77,121	$235,484	$234,239
Non-"Same Property" Communities	9,779	7,913	28,650	20,934
Development and Lease-Up Communities	1,304	18	1,566	(108)
Redevelopment Communities	7,119	6,159	20,471	18,954
Dispositions / Other	(451)	894	2,313	2,524
Net Operating Income (NOI)	$94,616	$92,105	$288,484	$276,543

EBITDA

EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$73,673	$11,852	$105,882	$67,481
Interest expense	32,924	27,853	99,163	85,159
Amortization of deferred financing costs	798	905	2,121	2,712
Depreciation and amortization	44,086	41,444	129,349	118,077
Distributions on perpetual preferred units	1,750	1,750	5,250	5,250
Income allocated to common units and other minority interests	1,005	1,225	3,400	3,355
Income tax expense	83	353	516	2,574
Real estate depreciation and amortization from discontinued operations	70	1,014	1,927	4,813
(Gain) loss on sale of properties, including land	(1,823)	-	(2,929)	-
Gain on early retirement of debt	(2,440)	-	(4,738)	-
Equity in income(loss) of joint ventures	261	147	782	(1,072)
Gain on sale of discontinued operations	(65,599)	-	(80,275)	(30,976)
Income from discontinued operations allocated to common units	-	219	-	5,008
EBITDA	$84,788	$86,762	$260,448	$262,381